SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 23, 2003
(To Prospectus dated May 22, 2002)



                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-18




----------------------
The Class A-3              The Class A-3 Certificates
obligations of the
trust represent an         o     This supplement relates to the offering
interest in or                   of the Class A-3 Certificates of the
obligation of                    series referenced above. This supplement
Countrywide Home                 does not contain complete information
Loans, Inc.,                     about the offering of the Class A-3
Countrywide Home                 Certificates.  Additional information is
Loans Servicing LP or            contained in the prospectus supplement
any of their                     dated May 23, 2003, prepared in
affiliates.                      connection with the offering of the
                                 offered certificates of the series
This supplement may              referenced above and in the prospectus
be used to offer and             of the depositor dated May 22, 2002.
sell the offered                 You are urged to read this supplement,
certificates only                the prospectus supplement and the
prospectus supplement            prospectus in full.
and the prospectus.
Certificates               o     As of December 27, 2004, the class
represent only and do            certificate balance of the Class A-3
not CWMBS, Inc., if              Certificates was approximately
accompanied by the               $124,481,000.
prospectus supplement
and the prospectus.

----------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


December 30, 2004

                               THE MORTGAGE POOL


      As of December 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 691 Mortgage Loans having an aggregate Stated Principal Balance of approximately $322,130,612.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                      ----------------------
                                                                         December 1, 2004
Total Number of Mortgage Loans......................................           691
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
      One Payment...................................................          1.00%
      Two Payments..................................................          0.00%
      Three Payments or more (excluding pending foreclosures).......          0.40%
                                                                              -----
      Total Delinquencies...........................................          1.40%
                                                                              =====
Foreclosures Pending................................................          0.60%
                                                                              -----
Total Delinquencies and foreclosures pending........................          2.00%
                                                                              =====



---------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003 and to approximately $52.363 billion at September 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                                At February 28 (29),                 At December 31,               At September 30,
                                         ------------------------------ ------------------------------------------ ----------------
                                                2000          2001          2001           2002          2003             2004
                                         --------------- -------------- ------------  -------------  ------------- ----------------
Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
      30-59 days.......................         1.36%         1.61%         1.89%          2.11%         2.77%            2.57%
      60-89 days.......................         0.22          0.28          0.39           0.53          1.18             0.89
      90 days or more (excluding
         pending foreclosures).........         0.16          0.14          0.23           0.35          1.45             1.16
                                         --------------- -------------- ------------  -------------  ------------- ----------------
            Total of delinquencies              1.75%         2.03%         2.50%          2.99%         5.41%            4.62%
                                         =============== ============== ============  =============  ============= ================
Foreclosures pendings..................         0.16%         0.27%         0.31%          0.31%         1.39%            0.43%
                                         =============== ============== ============  =============  ============= ================
Total delinquencies and
   foreclosures pending................         1.91%         2.30%         2.82%          3.31%         6.80%            5.05%
                                         =============== ============== ============  =============  ============= ================

Net Gains/(Losses) on liquidated loans(1)   $(3,076,240)   $(2,988,604)  $(5,677,141)  $(10,788,657)  $(16,159,208)   $(20,053,693)

Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2)...........       (0.017)%       (0.014)%      (0.022)%       (0.032)%      (0.033)%         (0.038)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1).........................       (0.017)%       (0.015)%      (0.023)%       (0.033)%      (0.034)%         (0.038)%


---------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

        The Class A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

      As of December 27, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class A-3 Certificates was approximately $124,481,000, evidencing a beneficial ownership interest of approximately 38.64% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $308,420,729 and evidenced in the aggregate a beneficial ownership interest of approximately 95.74% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $13,709,883 and evidenced in the aggregate a beneficial ownership interest of approximately 4.26% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Descriptio n of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The December 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortga ge Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

      o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

      o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

      o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

      o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

      o the Class Certificate Balance of the Class A-3 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

      o interest accrues on the Class A-3 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

      o distributions in respect of the Class A-3 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

      o the closing date of the sale of the Class A-3 Certificates is December 30, 2004,

      o the seller is not required to repurchase or substitute for any mortgage loan,

      o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement, and

      o     no class of certificates becomes a Restricted Class.


      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

      While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

              YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


                              Percent of Class Certificate Balance Outstanding

                                                                        Percentage of the
                                                                      Prepayment Assumption
                                                       ----------------------------------------------------
Distribution Date                                         0%        100%      300%      400%       550%
-----------------                                         --        ----      ----      ----       ----
Initial.........................................          100       100        100       100       100
December 2005...................................          100       100        100       100       100
December 2006...................................          100       100        85        62         40
December 2007...................................          100       100        51        23         0
December 2008...................................          100        88        25         0         0
December 2009...................................          100        74         6         0         0
December 2010...................................          100        61         0         0         0
December 2011...................................          100        51         0         0         0
December 2012...................................          100        41         0         0         0
December 2013...................................          100        33         0         0         0
December 2014...................................          100        25         0         0         0
December 2015...................................          100        17         0         0         0
December 2016...................................          100        10         0         0         0
December 2017...................................          94         3          0         0         0
December 2018...................................          87         0          0         0         0
December 2019...................................          80         0          0         0         0
December 2020...................................          73         0          0         0         0
December 2021...................................          65         0          0         0         0
December 2022...................................          57         0          0         0         0
December 2023...................................          48         0          0         0         0
December 2024...................................          39         0          0         0         0
December 2025...................................          29         0          0         0         0
December 2026...................................          19         0          0         0         0
December 2027...................................           8         0          0         0         0
December 2028...................................           0         0          0         0         0
Weighted Average Life (in years)**..............         18.5       7.5        3.2       2.4       1.9



           --------------------------
           (**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

      As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankrup tcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,329,038, $100,000 and $3,921,868, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In General

      Prospective investors should consider carefully, and consult their tax advisors with respect to, the income tax consequences of an investment in the Class A-3 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

      Certain U.S. Federal Income Tax Documentation Requirements

      A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certificatio n requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

      o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

      o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer
            Identification Number and Certification).

      o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).


  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class A-3 Certificates should cons ider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

      The Class A-3 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



Summary of Mortgage Loans in Mortgage Pool
(As of Reference Date)
Total Number of Loans                                                    691
Aggregate Principal Balance                                     $322,130,612
Average Principal                                                   $466,180       $108,992 to $1,261,950
Weighted Average Mortgage Rate                                        5.943%          5.500% to 7.750%
Net Weighted Average Mortgage Rate                                    5.682%          5.241% to 7.491%
Weighted Average Original Term (months)                                  358             240 to 360
Weighted Average Remaining Term (months)                                 335              43 to 343
Weighted Average Original LTV                                         69.28%          14.35% to 95.00%
Weighted Average FICO                                                    748             660 to 842



                                                       LOAN PROGRAMS

                                                Number of                              Aggregate      Percentage of Mortgage
Loan Programs                                Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
20Yr Fixed                                          9                                 $4,446,603               1.38%
25Yr Fixed                                          7                                 $3,179,679               0.99%
30Yr Fixed                                         675                              $314,504,331              97.63%
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------

                                                      CURRENT PRINCIPAL BALANCES

Range of Current                                Number of                              Aggregate      Percentage of Mortgage
Principal Balances ($)                       Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                           2                                   $256,449               0.08%
$250,000.01 - $300,000.00                           2                                   $555,404               0.17%
$300,000.01 - $350,000.00                          85                                $28,602,054               8.88%
$350,000.01 - $400,000.00                          203                               $75,782,489              23.53%
$400,000.01 - $450,000.00                          126                               $53,531,724              16.62%
$450,000.01 - $500,000.00                          88                                $41,952,212              13.02%
$500,000.01 - $550,000.00                          50                                $26,321,863               8.17%
$550,000.01 - $600,000.00                          36                                $20,701,476               6.43%
$600,000.01 - $650,000.00                          39                                $24,272,979               7.54%
$650,000.01 - $700,000.00                           8                                 $5,369,860               1.67%
$700,000.01 - $750,000.00                           7                                 $5,027,223               1.56%
$750,000.01 - $1,000,000.00                        43                                $37,245,337              11.56%
$1,000,000.01 - $1,500,000.00                       2                                 $2,511,541               0.78%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------

                                                   CURRENT MORTGAGE RATES

                                                Number of                              Aggregate      Percentage of Mortgage
Current Mortgage Rates(%)                    Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                       7                                 $3,069,841               0.95%
5.501 - 6.000                                      547                              $255,900,653              79.44%
6.001 - 6.500                                      122                               $57,075,229              17.72%
6.501 - 7.000                                      10                                 $4,162,949               1.29%
7.001 - 7.500                                       3                                 $1,255,326               0.39%
7.501 - 8.000                                       2                                   $666,615               0.21%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------




                                                MONTHS REMAINING TO MATURITY
Months Remaining to                             Number of                              Aggregate      Percentage of Mortgage
Maturity (Months)                            Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
343                                                17                                 $7,387,615               2.29%
342                                                214                              $103,119,526              32.01%
341                                                210                               $96,521,698              29.96%
340                                                57                                $27,301,945               8.48%
339                                                23                                $11,933,473               3.70%
338                                                13                                 $5,656,735               1.76%
337                                                13                                 $6,461,502               2.01%
336                                                 6                                 $2,470,811               0.77%
335                                                13                                 $5,867,147               1.82%
334                                                 9                                 $3,649,860               1.13%
333                                                12                                 $5,304,174               1.65%
332                                                 9                                 $4,398,291               1.37%
331                                                 8                                 $3,145,770               0.98%
330                                                 5                                 $2,079,615               0.65%
329                                                 3                                 $1,383,740               0.43%
328                                                 3                                 $1,104,267               0.34%
327                                                 5                                 $2,168,072               0.67%
326                                                 5                                 $2,433,825               0.76%
325                                                 2                                 $1,076,544               0.33%
324                                                 4                                 $2,044,364               0.63%
323                                                 4                                 $1,846,601               0.57%
322                                                 4                                 $1,781,620               0.55%
321                                                 3                                 $1,727,702               0.54%
320                                                 1                                   $399,503               0.12%
319                                                 1                                   $338,126               0.10%
318                                                 1                                   $414,770               0.13%
317                                                 3                                 $1,521,166               0.47%
316                                                 1                                   $400,719               0.12%
314                                                 3                                 $1,197,625               0.37%
313                                                 2                                   $802,421               0.25%
312                                                 1                                   $618,962               0.19%
311                                                 1                                   $372,216               0.12%
310                                                 1                                   $370,207               0.11%
307                                                 1                                   $331,830               0.10%
305                                                 2                                 $1,140,345               0.35%
303                                                 1                                   $389,205               0.12%
295                                                 1                                   $863,323               0.27%
293                                                 1                                   $346,107               0.11%
285                                                 1                                   $849,528               0.26%
282                                                 3                                 $1,394,038               0.43%
281                                                 3                                 $1,446,981               0.45%
279                                                 1                                   $338,660               0.11%
277                                                 1                                   $401,930               0.12%
273                                                 2                                   $682,504               0.21%
272                                                 1                                   $368,573               0.11%
271                                                 1                                   $355,091               0.11%
223                                                 1                                   $798,820               0.25%
222                                                 5                                 $2,002,900               0.62%
221                                                 4                                 $1,951,294               0.61%
193                                                 1                                   $272,835               0.08%
190                                                 1                                   $357,019               0.11%
165                                                 1                                   $282,569               0.09%
74                                                  1                                   $147,457               0.05%





                                                MONTHS REMAINING TO MATURITY

Months Remaining to                             Number of                              Aggregate      Percentage of Mortgage
Maturity (Months)                            Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
43                                                  1                                   $108,992               0.03%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------

                                               ORIGINAL LOAN-TO-VALUE RATIOS
Range of Original                               Number of                              Aggregate      Percentage of Mortgage
Loan-to-Value Ratios(%)                      Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                       61                                $32,786,368              10.18%
50.01 - 55.00                                      39                                $18,796,727               5.84%
55.01 - 60.00                                      39                                $18,194,388               5.65%
60.01 - 65.00                                      43                                $20,391,358               6.33%
65.01 - 70.00                                      98                                $46,114,588              14.32%
70.01 - 75.00                                      122                               $56,937,748              17.68%
75.01 - 80.00                                      268                              $121,280,180              37.65%
80.01 - 85.00                                       2                                   $732,978               0.23%
85.01 - 90.00                                      12                                 $4,467,984               1.39%
90.01 - 95.00                                       7                                 $2,428,294               0.75%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------






                                                  GEOGRAPHIC DISTRIBUTION

State                                           Number of                              Aggregate      Percentage of Mortgage
                                             Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Alabama                                             1                                   $311,524               0.10%
Arkansas                                            1                                   $352,253               0.11%
Arizona                                             7                                 $3,526,533               1.09%
California                                         311                              $147,289,411              45.72%
Colorado                                           15                                 $6,389,033               1.98%
Connecticut                                         5                                 $2,354,829               0.73%
District of Columbia                                1                                   $431,580               0.13%
Florida                                            20                                 $8,900,154               2.76%
Georgia                                             9                                 $3,845,712               1.19%
Hawaii                                              2                                 $1,205,634               0.37%
Iowa                                                1                                   $579,728               0.18%
Idaho                                               3                                 $1,248,256               0.39%
Illinois                                            9                                 $3,956,319               1.23%
Indiana                                             1                                   $482,893               0.15%
Kentucky                                            3                                 $1,456,150               0.45%
Louisiana                                           3                                 $1,190,372               0.37%
Massachusetts                                      28                                $12,888,934               4.00%
Maryland                                           18                                 $7,861,112               2.44%
Maine                                               2                                   $974,869               0.30%
Michigan                                           11                                 $5,089,997               1.58%
Minnesota                                           8                                 $4,167,224               1.29%
Missouri                                            8                                 $3,592,891               1.12%
Montana                                             1                                   $597,363               0.19%
North Carolina                                     13                                 $5,944,280               1.85%
New Hampshire                                       1                                   $503,224               0.16%
New Jersey                                         51                                $24,925,499               7.74%
New Mexico                                          3                                 $1,360,297               0.42%
Nevada                                              9                                 $4,687,011               1.46%
New York                                           48                                $21,299,384               6.61%
Ohio                                                5                                 $2,093,852               0.65%
Oklahoma                                            1                                   $451,886               0.14%
Oregon                                              6                                 $3,323,106               1.03%
Pennsylvania                                        7                                 $3,130,745               0.97%
Rhode Island                                        1                                   $384,894               0.12%
South Carolina                                      2                                   $974,162               0.30%
Tennessee                                           6                                 $2,683,953               0.83%
Texas                                              16                                 $8,006,877               2.49%
Utah                                               10                                 $4,573,816               1.42%
Virginia                                           20                                 $8,365,803               2.60%
Washington                                         20                                 $8,724,007               2.71%
Wisconsin                                           4                                 $2,005,046               0.62%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------





                                                 CREDIT BUREAU RISK SCORES

Range of Credit                                 Number of                              Aggregate      Percentage of Mortgage
Bureau Risk Scores                           Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Greater than 820                                    6                                 $2,355,203               0.73%
801 - 820                                          23                                $11,243,677               3.49%
781 - 800                                          100                               $46,290,969              14.37%
761 - 780                                          143                               $68,465,294              21.25%
741 - 760                                          150                               $67,670,352              21.01%
721 - 740                                          116                               $53,273,591              16.54%
701 - 720                                          99                                $47,183,906              14.65%
681 - 700                                          29                                $14,660,301               4.55%
661 - 680                                          24                                $10,629,542               3.30%
641 - 660                                           1                                   $357,777               0.11%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------

                                                       PROPERTY TYPE
                                                Number of                              Aggregate      Percentage of Mortgage
Property Type                                Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Single-Family Residence                            512                              $239,935,523              74.48%
Planned Unit Development                           142                               $65,597,780              20.36%
Low-rise Condominium                               25                                $10,318,879               3.20%
Two-to Four-Family Units                            9                                 $4,464,472               1.39%
High-rise Condominium                               3                                 $1,813,958               0.56%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------


                                                        LOAN PURPOSE

                                                Number of                              Aggregate      Percentage of Mortgage
Loan Purpose                                 Mortgage Loans                    Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                              345                              $163,005,451              50.60%
Purchase                                           222                              $101,851,009              31.62%
Refinance (cash-out)                               124                               $57,274,153              17.78%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------



                                                         OCCUPANCY

                                                Number of                              Aggregate      Percentage of Mortgage
Occupancy Type                                Mortgage Loans                   Principal Balance      Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Primary Residence                                  659                              $308,174,178              95.67%
Secondary Residence                                26                                $11,333,165               3.52%
Investor Property                                   6                                 $2,623,269               0.81%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------






                                                   DOCUMENTATION PROGRAM

                                      Number of Mortgage Loans      Aggregate Principal Balance       Percentage of Mortgage
Type of Program                                                                                       Loans in Mortgage Pool
-----------------------------------------------------------------------------------------------------------------------------
Preferred                                          373                              $169,015,958              52.47%
Full/Alternative                                   268                              $128,960,408              40.03%
Streamline                                         50                                $24,154,247               7.50%
-----------------------------------------------------------------------------------------------------------------------------
Total                                              691                              $322,130,612             100.00%
-------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318



                                      Certificateholder Monthly Distribution Summary


--------------------------------------------------------------------------------------------------------------------------
                                         Certificate                           Pass
                             Class          Rate            Beginning        Through        Principal        Interest
  Class        Cusip      Description       Type             Balance         Rate (%)     Distribution     Distribution
--------------------------------------------------------------------------------------------------------------------------

    A1       12669ELV6      Senior       Fix-30/360       70,979,390.02      4.000000        2,049,009.30     236,597.97
    A2       12669ELW4     Strip IO      Fix-30/360       25,016,242.73      5.500000                0.00     114,657.78
    A3       12669ELX2      Senior       Fix-30/360      124,481,000.00      5.250000                0.00     544,604.38
    A4       12669ELY0      Senior       Var-30/360        1,505,273.96      2.680000        1,120,117.64       3,361.78
    A5       12669ELZ7      Senior       Var-30/360          821,058.53     10.670000          610,973.26       7,300.58
    A6       12669EMA1      Senior       Fix-30/360        9,428,860.74      5.500000        7,016,286.38      43,215.61
    A7       12669EMB9      Senior       Fix-30/360        9,392,118.07      5.500000                0.00           0.00
    A8       12669EMC7      Senior       Fix-30/360        6,301,278.87      5.500000           98,535.81      28,880.86
    A9       12669EMD5      Senior       Fix-30/360       24,200,000.00      5.500000                0.00     110,916.67
   A10       12669EME3      Senior       Fix-30/360       21,498,721.13      5.500000                0.00           0.00
   A11       12669EMF0      Senior       Fix-30/360       49,445,600.00      5.500000                0.00     226,625.67
   A12       12669EMG8      Senior       Fix-30/360          554,400.00      5.500000                0.00       2,541.00
    PO       12669EMH6     Strip PO      Fix-30/360          570,277.89      0.000000            3,911.12           0.00
    AR       12669EMJ2      Senior       Fix-30/360                0.00      5.500000                0.00           0.00

--------------------------------------------------------------------------------------------------------------------------

    M        12669EMK9     Mezzanine     Fix-30/360        6,372,722.18      5.500000            7,419.37      29,208.31
    B1       12669EML7      Junior       Fix-30/360        2,941,256.39      5.500000            3,424.32      13,480.76
    B2       12669EMM5      Junior       Fix-30/360        1,715,732.89      5.500000            1,997.52       7,863.78
    B3       12669EHV1      Junior       Fix-30/360          980,418.80      5.500000            1,141.44       4,493.59
    B4       12669EHW9      Junior       Fix-30/360          735,314.10      5.500000              856.08       3,370.19
    B5       12669EHX7      Junior       Fix-30/360          980,419.30      5.500000            1,141.42       4,493.59

--------------------------------------------------------------------------------------------------------------------------

  Totals                                                 332,903,842.87                     10,914,813.66   1,381,612.52

--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                  Current                     Cumulative
                   Total          Realized        Ending       Realized
  Class        Distribution        Losses         Balance       Losses
--------------------------------------------------------------------------

    A1        2,285,607.27          0.00       68,930,380.72       0.00
    A2          114,657.78          0.00       24,457,422.01       0.00
    A3          544,604.38          0.00      124,481,000.00       0.00
    A4        1,123,479.42          0.00          385,156.33       0.00
    A5          618,273.84          0.00          210,085.27       0.00
    A6        7,059,502.00          0.00        2,412,574.35       0.00
    A7                0.00          0.00        9,435,165.28       0.00
    A8          127,416.67          0.00        6,202,743.07       0.00
    A9          110,916.67          0.00       24,200,000.00       0.00
   A10                0.00          0.00       21,597,256.93       0.00
   A11          226,625.67          0.00       49,445,600.00       0.00
   A12            2,541.00          0.00          554,400.00       0.00
    PO            3,911.12          0.00          566,366.78       0.00
    AR                0.00          0.00                0.00       0.00

--------------------------------------------------------------------------

    M            36,627.68          0.00        6,365,302.81       0.00
    B1           16,905.08          0.00        2,937,832.07       0.00
    B2            9,861.30          0.00        1,713,735.37       0.00
    B3            5,635.03          0.00          979,277.36       0.00
    B4            4,226.27          0.00          734,458.02       0.00
    B5            5,635.00          0.03          979,277.86       0.62

------------------------------------------------------------------------------------------------------

  Totals                                 12,296,426.18          0.03      322,130,612.22       0.62

------------------------------------------------------------------------------------------------------

                                                         Page 1


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318





                                                   Principal Distribution Detail


------------------------------------------------------------------------------------------------------------------------------
                         Original           Beginning         Scheduled                      Unscheduled          Net
                        Certificate        Certificate        Principal       Accretion       Principal        Principal
 Class      Cusip         Balance            Balance        Distribution      Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------

  A1      12669ELV6      94,053,000.00     70,979,390.02     2,049,009.30            0.00         0.00         2,049,009.30
  A2      12669ELW4      31,309,045.00     25,016,242.73             0.00            0.00         0.00                 0.00
  A3      12669ELX2     124,481,000.00    124,481,000.00             0.00            0.00         0.00                 0.00
  A4      12669ELY0      20,000,000.00      1,505,273.96     1,120,117.64            0.00         0.00         1,120,117.64
  A5      12669ELZ7      10,909,091.00        821,058.53       610,973.26            0.00         0.00           610,973.26
  A6      12669EMA1     125,277,670.00      9,428,860.74     7,016,286.38            0.00         0.00         7,016,286.38
  A7      12669EMB9       8,650,000.00      9,392,118.07             0.00       43,047.21         0.00                 0.00
  A8      12669EMC7       8,000,000.00      6,301,278.87        98,535.81            0.00         0.00            98,535.81
  A9      12669EMD5      24,200,000.00     24,200,000.00             0.00            0.00         0.00                 0.00
  A10     12669EME3      19,800,000.00     21,498,721.13             0.00       98,535.81         0.00                 0.00
  A11     12669EMF0      49,445,600.00     49,445,600.00             0.00            0.00         0.00                 0.00
  A12     12669EMG8         554,400.00        554,400.00             0.00            0.00         0.00                 0.00
  PO      12669EMH6         629,138.49        570,277.89         3,911.12            0.00         0.00             3,911.12
  AR      12669EMJ2             100.00              0.00             0.00            0.00         0.00                 0.00

------------------------------------------------------------------------------------------------------------------------------

   M      12669EMK9       6,500,000.00      6,372,722.18         7,419.37            0.00         0.00             7,419.37
  B1      12669EML7       3,000,000.00      2,941,256.39         3,424.32            0.00         0.00             3,424.32
  B2      12669EMM5       1,750,000.00      1,715,732.89         1,997.52            0.00         0.00             1,997.52
  B3      12669EHV1       1,000,000.00        980,418.80         1,141.44            0.00         0.00             1,141.44
  B4      12669EHW9         750,000.00        735,314.10           856.08            0.00         0.00               856.08
  B5      12669EHX7       1,000,000.51        980,419.30         1,141.42            0.00         0.00             1,141.42

------------------------------------------------------------------------------------------------------------------------------

Totals                  500,000,000.00    332,903,842.87    10,914,813.66      141,583.01         0.00        10,914,813.66

------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------
         Current           Ending            Ending
        Realized        Certificate       Certificate
 Class   Losses           Balance            Factor
--------------------------------------------------------

  A1      0.00         68,930,380.72    0.73288869807
  A2      0.00         24,457,422.01    0.78116154659
  A3      0.00        124,481,000.00    1.00000000000
  A4      0.00            385,156.33    0.01925781628
  A5      0.00            210,085.27    0.01925781628
  A6      0.00          2,412,574.35    0.01925781628
  A7      0.00          9,435,165.28    1.09077055214
  A8      0.00          6,202,743.07    0.77534288344
  A9      0.00         24,200,000.00    1.00000000000
  A10     0.00         21,597,256.93    1.09077055214
  A11     0.00         49,445,600.00    1.00000000000
  A12     0.00            554,400.00    1.00000000000
  PO      0.00            566,366.78    0.90022592016
  AR      0.00                  0.00    0.00000000000

-----------------------------------------------------

   M      0.00          6,365,302.81    0.97927735574
  B1      0.00          2,937,832.07    0.97927735574
  B2      0.00          1,713,735.37    0.97927735574
  B3      0.00            979,277.36    0.97927735574
  B4      0.00            734,458.02    0.97927735574
  B5      0.03            979,277.86    0.97927735574

-----------------------------------------------------

Totals    0.03        322,130,612.22

-----------------------------------------------------


                                                         Page 2




       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318


                                              Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass      Accrued    Cumulative                  Total          Net       Unscheduled
            Certificate     Through     Optimal      Unpaid     Deferred      Interest    Prepayment      Interest       Interest
  Class       Balance       Rate (%)    Interest    Interest    Interest        Due      Int Shortfall   Adjustment        Paid
----------------------------------------------------------------------------------------------------------------------------------
   A1       70,979,390.02   4.000000    236,597.97       0.00        0.00    236,597.97          0.00          0.00     236,597.97
   A2       25,016,242.73   5.500000    114,657.78       0.00        0.00    114,657.78          0.00          0.00     114,657.78
   A3      124,481,000.00   5.250000    544,604.38       0.00        0.00    544,604.38          0.00          0.00     544,604.38
   A4        1,505,273.96   2.680000      3,361.78       0.00        0.00      3,361.78          0.00          0.00       3,361.78
   A5          821,058.53  10.670000      7,300.58       0.00        0.00      7,300.58          0.00          0.00       7,300.58
   A6        9,428,860.74   5.500000     43,215.61       0.00        0.00     43,215.61          0.00          0.00      43,215.61
   A7        9,392,118.07   5.500000          0.00       0.00   43,047.21     43,047.21          0.00          0.00           0.00
   A8        6,301,278.87   5.500000     28,880.86       0.00        0.00     28,880.86          0.00          0.00      28,880.86
   A9       24,200,000.00   5.500000    110,916.67       0.00        0.00    110,916.67          0.00          0.00     110,916.67
   A10      21,498,721.13   5.500000          0.00       0.00   98,535.81     98,535.81          0.00          0.00           0.00
   A11      49,445,600.00   5.500000    226,625.67       0.00        0.00    226,625.67          0.00          0.00     226,625.67
   A12         554,400.00   5.500000      2,541.00       0.00        0.00      2,541.00          0.00          0.00       2,541.00
   PO          570,277.89   0.000000          0.00       0.00        0.00          0.00          0.00          0.00           0.00
   AR                0.00   5.500000          0.00       0.00        0.00          0.00          0.00          0.00           0.00

----------------------------------------------------------------------------------------------------------------------------------

    M        6,372,722.18   5.500000     29,208.31       0.00        0.00     29,208.31          0.00          0.00      29,208.31
   B1        2,941,256.39   5.500000     13,480.76       0.00        0.00     13,480.76          0.00          0.00      13,480.76
   B2        1,715,732.89   5.500000      7,863.78       0.00        0.00      7,863.78          0.00          0.00       7,863.78
   B3          980,418.80   5.500000      4,493.59       0.00        0.00      4,493.59          0.00          0.00       4,493.59
   B4          735,314.10   5.500000      3,370.19       0.00        0.00      3,370.19          0.00          0.00       3,370.19
   B5          980,419.30   5.500000      4,493.59       0.00        0.00      4,493.59          0.00          0.00       4,493.59
----------------------------------------------------------------------------------------------------------------------------------
 Totals    332,903,842.87             1,381,612.52       0.00  141,583.02  1,523,195.54          0.00          0.00   1,381,612.52
----------------------------------------------------------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318



                                              Current Payment Information
                                                   Factors per $1,000


----------------------------------------------------------------------------------------------------------------------------------
                               Original        Beginning Cert.                                         Ending Cert.        Pass
                             Certificate           Notional            Principal       Interest          Notional        Through
  Class        Cusip           Balance             Balance            Distribution   Distribution        Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
   A1        12669ELV6      94,053,000.00       754.674385931         21.785687857    2.515581286     732.888698074      4.000000
   A2        12669ELW4      31,309,045.00       799.010085832          0.000000000    3.662129560     781.161546594      5.500000
   A3        12669ELX2     124,481,000.00     1,000.000000000          0.000000000    4.375000000   1,000.000000000      5.250000
   A4        12669ELY0      20,000,000.00        75.263698125         56.005881848    0.168088926      19.257816276      2.680000
   A5        12669ELZ7      10,909,091.00        75.263698125         56.005881848    0.669219720      19.257816276     10.670000
   A6        12669EMA1     125,277,670.00        75.263698125         56.005881848    0.344958616      19.257816276      5.500000
   A7        12669EMB9       8,650,000.00     1,085.793996328          0.000000000    0.000000000   1,090.770552144      5.500000
   A8        12669EMC7       8,000,000.00       787.659859089         12.316975646    3.610107687     775.342883443      5.500000
   A9        12669EMD5      24,200,000.00     1,000.000000000          0.000000000    4.583333333   1,000.000000000      5.500000
   A10       12669EME3      19,800,000.00     1,085.793996328          0.000000000    0.000000000   1,090.770552144      5.500000
   A11       12669EMF0      49,445,600.00     1,000.000000000          0.000000000    4.583333333   1,000.000000000      5.500000
   A12       12669EMG8         554,400.00     1,000.000000000          0.000000000    4.583333333   1,000.000000000      5.500000
   PO        12669EMH6         629,138.49       906.442542514          6.216622356    0.000000000     900.225920158      0.000000
   AR        12669EMJ2             100.00         0.000000000          0.000000000    0.000000000       0.000000000      5.500000

----------------------------------------------------------------------------------------------------------------------------------

    M        12669EMK9       6,500,000.00       980.418797022          1.141441286    4.493586153     979.277355735      5.500000
   B1        12669EML7       3,000,000.00       980.418797022          1.141441286    4.493586153     979.277355735      5.500000
   B2        12669EMM5       1,750,000.00       980.418797022          1.141441286    4.493586153     979.277355735      5.500000
   B3        12669EHV1       1,000,000.00       980.418797022          1.141441286    4.493586153     979.277355735      5.500000
   B4        12669EHW9         750,000.00       980.418797022          1.141441286    4.493586153     979.277355735      5.500000
   B5        12669EHX7       1,000,000.51       980.418797022          1.141415185    4.493586153     979.277355736      5.500000
----------------------------------------------------------------------------------------------------------------------------------
 Totals                    500,000,000.00       665.807685740         21.829627320    2.763225040     644.261224440
----------------------------------------------------------------------------------------------------------------------------------



                                                         Page 4



       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318


------------------------------------------------------------
Pool Level Data

Distribution Date                                  12/27/04
Cut-off Date                                        5/ 1/03
Determination Date                                 12/ 1/04
Accrual Period 30/360                  Begin       11/ 1/04
                                       End         12/ 1/04
Number of Days in 30/360 Accrual Period                  30
------------------------------------------------------------

------------------------------------------------------------------------------
                  Collateral Information                            Group 1
------------------------------------------------------------------------------

Cut-Off Date Balance                                           500,000,000.00

Beginning Aggregate Pool Stated Principal Balance              332,903,842.87
Ending Aggregate Pool Stated Principal Balance                 322,130,612.20

Beginning Aggregate Certificate Stated Principal Balance       332,903,842.87
Ending Aggregate Certificate Stated Principal Balance          322,130,612.20

Beginning Aggregate Loan Count                                            711
Loans Paid Off or Otherwise Removed Pursuant to PSA                        20
Ending Aggregate Loan Count                                               691

Beginning Weighted Average Loan Rate (WAC)                          5.948427%
Ending Weighted Average Loan Rate (WAC)                             5.943435%

Beginning Net Weighted Average Loan Rate                            5.490578%
Ending Net Weighted Average Loan Rate                               5.490330%

Weighted Average Maturity (WAM) (Months)                                  338

Servicer Advances                                                   37,562.84

Aggregate Pool Prepayment                                       10,385,624.24
Pool Prepayment Rate (CPR)                                            31.6671
------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318



----------------------------------------------------------------------------------------------------------------------------------
                       Delinquency Information                                  Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                        2,841,207.46                        0.882005%
                             # of loans                                5                        0.723589%

60-89 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

90+ Days                     Balance                        1,156,059.81                        0.358879%
                             # of loans                                2                        0.289436%

Total                        Balance                        3,997,267.27                        1.240884%
                             # of loans                                7                        1.013025%

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                       Foreclosure Information                                  Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

60-89 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

90+ Days                     Balance                        1,937,213.79                        0.601375%
                             # of loans                                3                        0.434153%

Total                        Balance                        1,937,213.79                        0.601375%
                             # of loans                                3                        0.434153%
----------------------------------------------------------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318


----------------------------------------------------------------------------------------------------------------------------------
                       Bankruptcy Information                                   Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

60-89 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

90+ Days                     Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

Total                        Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                       REO Information                                          Group 1
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

60-89 Days                   Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

90+ Days                     Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%

Total                        Balance                                0.00                        0.000000%
                             # of loans                                0                        0.000000%
----------------------------------------------------------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318





------------------------------------------------------------------------------
                    Aggregate Book Value / Loss Info
------------------------------------------------------------------------------
                                                                     Group 1
                                                                     -------
Book Value of all REO Loans                                             0.00
Percentage of Total Pool Balance                                   0.000000%

Current Realized Losses                                                 0.00
Additional (Gains)/Losses                                               0.00
Cumulative Losses                                                       0.00
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                Senior/Subordinate Allocation Percentages
------------------------------------------------------------------------------
                                                                     Group 1
Senior Percentage                                             95.8698533327%
Senior Prepayment Percentage                                 100.0000000000%

Subordinate Percentage                                         4.1301466673%
Subordinate Prepayment Percentage                              0.0000000000%
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                     Credit Enhancement Information
------------------------------------------------------------------------------
Protection                            Original                        Current

Bankruptcy Loss                     100,000.00                     100,000.00
Bankruptcy Percentage                0.020000%                      0.031043%
Credit/Fraud Loss                 5,000,000.00                   3,921,867.92
Credit/Fraud Loss Percentage         1.000000%                      1.217478%
Special Hazard Loss               5,000,000.00                   3,329,038.43
Special Hazard Loss Percentage       1.000000%                      1.033444%
------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318




------------------------------------------------------------------------------
                         Class Subordination Levels
------------------------------------------------------------------------------
Class                             Original                     Current
-----                             --------                     -------
Class A                     485,999,999.49              308,420,728.72
Class A Percentage              97.200000%                  95.743999%

Class M                       6,500,000.00                6,365,302.81
Class M Percentage               1.300000%                   1.976001%

Class B1                      3,000,000.00                2,937,832.07
Class B1 Percentage              0.600000%                   0.912000%

Class B2                      1,750,000.00                1,713,735.37
Class B2 Percentage              0.350000%                   0.532000%

Class B3                      1,000,000.00                  979,277.36
Class B3 Percentage              0.200000%                   0.304000%

Class B4                        750,000.00                  734,458.02
Class B4 Percentage              0.150000%                   0.228000%

Class B5                      1,000,000.51                  979,277.86
Class B5 Percentage              0.200000%                   0.304000%
------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318



------------------------------------------------------------------------------
       Certificate Account - Deposits
------------------------------------------------------------------------------
Beginning Balance                                                   0.00

Payments of Interest and Principal                         12,414,433.93
Liquidation Proceeds                                                0.00
All Other Proceeds                                                  0.00
Other Amounts                                                       0.00
                                                           -------------
Total Deposits                                             12,414,433.93

------------------------------------------------------------------------------
      Certificate Account - Withdrawals

Reimbursement of Servicer Advances                                  0.00
Payment of Master Servicer Fees                                62,843.33
Payment of Sub Servicer Fees                                   55,164.45
Payment of Other Fees                                          54,451.89
Payment of Insurance Premium(s)                                     0.00
Payment of Personal Mortgage Insurance                            712.56
Other Permitted Withdrawals per the PSA                             0.00
Payment of Principal and Interest                          12,296,426.15
                                                           -------------

Total Withdrawals                                          12,469,598.38

Ending Balance                                                      0.00
------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318





------------------------------------------------------------------------------
                                   PPIS/Compensating Interest Detail
------------------------------------------------------------------------------
                                                                Group 1
                                                               --------

Total Gross Prepayment Interest Shortfall                      6,511.63
Compensation for Gross PPIS from Servicing Fees                6,511.63
Other Gross PPIS Compensation                                      0.00
                                                               --------

Total Net PPIS (Non-Supported PPIS)                                0.00
------------------------------------------------------------------------------


       THE                                                                                           Distribution Date: 12/27/04
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286
                                               Countrywide Home Loans Servicing LP
Officer:    Courtney Bartholomew                 CHL Mortgage Pass-Through Trust
            212-815-3236                                 Series 2003-18
Associate:  AnnMarie Cassano
            212-815-8318



                            Loan Level Loss Detail
Group             Loan ID    Liquidation Balance             Liquidation Proceeds           Realized Loss
-----             -------    -------------------             --------------------           -------------

Group 1
                      N/A
